Exhibit 99.906 Cert

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the
Sarbanes-Oxley Act

I, Gregory D. Jakubowsky, President and Principal Executive Officer of ACAP Strategic Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	January 5, 2011	/s/ Gregory D. Jakubowsky

Gregory D. Jakubowsky, President and Principal
Executive Officer
(principal executive officer)

I, George Mykoniatis, Treasurer and Principal Financial Officer of ACAP Strategic Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	January 5, 2011	/s/ George Mykoniatis

George Mykoniatis, Treasurer and Principal
Financial Officer
(principal financial officer)